EXHIBIT (14)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Statements and Experts" in the combined Prospectus/Proxy Statement and to the incorporation by reference of our reports on the financial statements of Premier Insured Municipal Bond Fund, California Series dated September 4, 1996 and Premier California Municipal Bond Fund dated March 5, 1996, in this Registration Statement (Form N-14) of Premier California Municipal Bond Fund.


                                               ERNST & YOUNG LLP

New York, New York
December 6, 1996